UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2014

SORRENTO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36150	33-0344842
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

6042 Cornerstone Ct. West, Suite B

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 210-3700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on December 14, 2014, Sorrento Therapeutics, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an affiliated entity of Dr. Patrick Soon-Shiong (the “Investor”) pursuant to which the Company agreed to issue and sell to the Investor (i) an aggregate of 7,188,061 shares of the Company’s common stock at a price of $5.80 per share and (ii) a three-year warrant to purchase 1,724,138 shares of the Company’s Common Stock at an initial exercise price of $5.80 per share (the “Warrant”), subject to adjustment (collectively, the “Securities”), for an aggregate purchase price of $41,690,754. On December 22, 2014, the Company entered into an amendment to the Purchase Agreement (the “Purchase Agreement Amendment”) with the Investor pursuant to which the Investor paid an additional $51,724.14 for the Warrant with the aggregate purchase price of the Securities being $41,742,477.94.

The foregoing information is a summary of the Purchase Agreement Amendment, is not complete, and is qualified in its entirety by reference to the full text of such agreement, a copy of which will be attached as an exhibit to Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

On December 22, 2014, the Company and Philadelphia Stock Transfer, Inc., (the “Rights Agent”), entered into an Amended and Restated Rights Agreement (the “Amended Rights Agreement”). The Amended Rights Agreement, among other things, (i) appoints the Rights Agent, who is currently the Company’s transfer agent, as the Company’s rights agent under the Amended Rights Agreement, (ii) excludes Investor and certain related parties from become an Acquiring Person solely as a result of (A) the approval, execution, delivery, announcement or performance of the Purchase Agreement; (B) the consummation of the acquisition of the Securities or any of the other transactions contemplated in the Purchase Agreement or (C) the exercise of the warrant issued to the Investor pursuant to the Purchase Agreement; and (iii) provides that none of the approval, execution, delivery, announcement or performance of the Purchase Agreement or the consummation of the acquisition of the Securities (including any shares of common stock issuable upon exercise of the warrant issued to the Investor pursuant to the Purchase Agreement) would result in a Stock Acquisition Date or a Triggering Event, as those terms are defined in the Rights Agreement.

The foregoing summary of the Amended Rights Agreement does not purport to be complete and is subject and qualified in its entirety by reference to the Amended Rights Agreement, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 3.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description

4.1	Amended and Restated Rights Agreement, dated as of December 22, 2014, by and between Sorrento Therapeutics, Inc. and Philadelphia Stock Transfer, Inc., as rights agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2014

SORRENTO THERAPEUTICS, INC.

By:	/s/ Richard Vincent
	Name:	Richard Vincent
	Title:	Executive Vice President, Chief Financial Officer and Secretary